CAREVIEW COMMUNICATIONS, INC. 8-K

EXHIBIT 10.45

Execution Version

SIXTH AMENDMENT TO CREDIT AGREEMENT

SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 6, 2020, by and among CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (“Holdings”), CAREVIEW COMMUNICATIONS, INC., a Texas corporation and a wholly-owned subsidiary of Holdings (the “Borrower”), PDL INVESTMENT HOLDINGS, LLC (as assignee of PDL BioPharma, Inc.), a Delaware limited liability company (both in its capacity as the lender (the “Initial Lender”) and in its capacity as Agent (solely in such capacity as Agent, the “Agent”)) under the Credit Agreement (as defined below) and Steven G. Johnson and Dr. James R. Higgins (each, an individual), as lender (collectively, the “Tranche Three Lender” and, together with the Initial Lender, the “Lenders”).

W I T N E S S E T H

WHEREAS Holdings, the Borrower, the Initial Lender and the Agent have entered into that certain Credit Agreement dated as of June 26, 2015 (as amended by this Amendment and as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower the Agent and the Lenders wish to amend the Credit Agreement as set forth herein.

Article I.
DEFINITIONS

1.1          Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

Article II.
AMENDMENTS

2.1          Amendments to Credit Agreement. Upon satisfaction of the conditions set forth in Section 2.2 hereof, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as follows:

(a)           Amendments to Section 1.1:

“Additional Tranche Three Funding Date” means the date on which the conditions set forth in Section 4.4 have been satisfied or waived by the Agent in its sole discretion and the additional Tranche Three Loan is funded, which date shall occur no later than February 6, 2020.

“Additional Tranche Three Loan” means the term loan from the Tranche Three Lender on the Additional Tranche Three Funding Date pursuant to Section 2.1.1(c).

“HealthCor Note and Warrant Purchase Agreement” means the Note and Warrant Purchase Agreement dated as of April 21, 2011, among Holdings, HealthCor Partners Fund, L.P., HealthCor Hybrid Offshore Master Fund, L.P., and the other investors party thereto, as amended pursuant to the First Amendment dated December 30, 2011, the Second Amendment dated January 31, 2012, the Third Amendment dated August 20, 2013, the Fourth Amendment dated January 16, 2014, the Fifth Amendment dated December 15, 2014, the Sixth Amendment dated March 31, 2015, the Seventh Amendment dated as of June 26, 2015, the Eighth Amendment dated as of February 23, 2018, the Ninth Amendment dated as of July 10, 2018, and as further amended, restated, supplemented or otherwise modified pursuant to (i) the Tenth Amendment to Note and Warrant Purchase Agreement dated as of July 13, 2018, (ii) the Eleventh Amendment to Note and Warrant Purchase Agreement dated as of March 27, 2019, (iii) the Twelfth Amendment to Note and Warrant Purchase Agreement dated as of May 15, 2019, ~~and~~ (iv) the Thirteenth Amendment to Note and Warrant Purchase Agreement dated as of February 6, 2020, and (v) the terms of the Intercreditor Agreement, as amended.

“Initial Tranche Three Funding Date” means May 15, 2019, the date on which the initial Tranche Three Loan was funded.

“Initial Tranche Three Loan” means the term loan from the Tranche Three Lender on the Initial Tranche Three Funding Date pursuant to Section 2.1.1(c).

“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement dated as of February 6, 2020 by and among Holdings, the Borrower, the Lender, the Tranche Three Lender and the Agent.

“Tranche Three Commitment” means, as to the Tranche Three Lender, the Tranche Three Lender’s commitment to provide the Tranche Three Loan in the aggregate principal amount of $700,000, (i) $200,000 on the Initial Tranche Three Funding Date and (ii) $500,000 on the Additional Tranche Three Funding Date, pursuant to Section 2.1.1(c).

~~“Tranche Three Funding Date” means the date on which the conditions set forth in Section 4.4 have been satisfied or waived by the Agent in its sole discretion and the Tranche Three Loan is funded, which date shall occur no later than May 15, 2019.~~

“Tranche Three Loan” means, collectively, the term ~~loan~~ loans from the Tranche Three Lender pursuant to Section 2.1.1(c).

(b)           Amendments to Section 2.1.1(c):

(c)(i) on the Initial Tranche Three Funding Date, ~~the entire amount of its Tranche Three Commitment~~ $200,000 and (ii) on the Additional Tranche Three Funding Date, $500,000, after which the Tranche Three Commitment shall terminate in full.

(c)           Amendments to Section 2.3.1(c):

(c) The Borrower promises to pay interest on the unpaid principal amount of (i) the Initial Tranche Three Loan for the period commencing on the Initial Tranche Three Funding Date until such Tranche Three Loan is Paid in Full and (ii) the Additional Tranche Three Loan for the period commencing on the Additional Tranche Three Funding Date until such Tranche Three Loan is Paid in Full, in each case at a rate payable in cash per annum equal to 15.5%.

(d)           Amendments to Section 2.3.2(c):

(c) Subject to Section 2.7, interest accrued on the Tranche Three Loan during the period from the Initial Tranche Three Funding Date or the Additional Tranche Three Funding Date, as applicable, until the Tranche Three Maturity Date shall accrue and be payable in cash (subject to Section 2.7) quarterly on each Interest Payment Date, in arrears, and, to the extent not paid in advance, upon a prepayment of the Tranche Three Loan in accordance with Section 2.4 and on the Tranche Three Maturity Date, in each such case, in cash. Subject to Section 2.7, after the Tranche Three Maturity Date and at any time an Event of Default exists, all accrued interest on the Tranche Three Loan shall be payable in cash on demand at the rates specified in Section 2.3.1.

(e)           Amendments to Section 7.1(f):

(f) HealthCor Obligations in an aggregate principal amount not to exceed the aggregate principal amount of the HealthCor Notes outstanding as of ~~May 15, 2019~~ February 6, 2020, plus accrued interest thereon that is paid-in-kind and added to the principal balance thereof in accordance with the terms of the HealthCor Debt Documents, and any Permitted Refinancing thereof so long as concurrently with the closing of any such Permitted Refinancing the lenders or investors (or any agent with the power to enter into a binding obligation on behalf of such lenders or investors) in respect of such Permitted Refinancing enter into an intercreditor agreement satisfactory in form and substance to the Agent;

2.2         Conditions to Effectiveness. This Amendment shall become effective on the date that each of the following conditions are satisfied (the “Amendment Effective Date”):

(a)           receipt by the Agent of counterparts of this Amendment which shall be collectively executed by each of the Borrower, the Lenders and the Agent;

(b)           the Borrower shall have received the proceeds from the sale of additional notes under the HealthCor Note and Warrant Purchase Agreement in an aggregate amount of not less than $100,000;

(c)           receipt by the Agent of a fully executed Nineteenth Amendment to the Modification Agreement in form and substance satisfactory to the Agent; and

(d)           the Borrower shall have paid to the Agent all costs and expenses of the Agent and the Lenders (including the fees, costs and expenses of legal counsel incurred in connection with the transactions contemplated under this Amendment) incurred in connection with the transactions contemplated by this Amendment.

Article III.
MISCELLANEOUS

3.1           Loan Document. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

3.2           Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the parties to the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms or conditions contained therein, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to any future consent, to, or waiver, amendment, modification or other change of, any of the terms or conditions contained in the Credit Agreement in similar or different circumstances. Except as expressly stated herein, the Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. All references in the Credit Agreement and the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

3.3           Reaffirmation. The Borrower hereby reaffirms the Obligations under each Loan Document to which it is a party. The Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to the Agent, as collateral security for the Obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such Obligations from and after the date hereof.

3.4           Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

3.5           Construction; Captions. Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Amendment and that, accordingly, no court construing this Amendment shall construe it more stringently against one party than against the other. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.

3.6           Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (as permitted under the Credit Agreement).

3.7           Governing Law. This Amendment SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.8           Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

3.9           Release of Claims. In consideration of the Lenders’ and Agent’s agreements contained in this Amendment, the Borrower hereby releases and discharges each Lender and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all other claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower ever had or now has against the Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof; provided however, that this release shall not apply to future claims or causes of action by the Borrower.

3.10         Tranche Three Lender. The Tranche Three Lender and the Administrative Agent, for the benefit of the Secured Parties, hereby agree as follows: The Tranche Three Lender (x) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby, (ii) it has received copies of the Credit Agreement and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and make the Additional Tranche Three Loan, and (iii) it has, independently and without reliance upon the Agent or the Initial Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and make the Additional Tranche Three Loan, and (y) agrees that (i) it will, independently and without reliance on the Agent or the Initial Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as the Tranche Three Lender.

[Signature page follows]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

CAREVIEW COMMUNICATIONS, INC., a Nevada corporation, as Holdings

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson
Title: President and Chief Executive Officer

CAREVIEW COMMUNICATIONS, INC., a Texas corporation, as Borrower

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson
Title: President and Chief Executive Officer

PDL INVESTMENT HOLDINGS, LLC, a Delaware limited liability company, as Agent

By:	/s/ Christopher Stone
Name: Christopher Stone
Title: CEO and Treasurer

PDL INVESTMENT HOLDINGS, LLC, a Delaware limited liability company, as the Lender

By:	/s/ Christopher Stone
Name: Christopher Stone
Title: CEO and Treasurer

TRANCHE THREE LENDER:

/s/ Steven G. Johnson
Steven G. Johnson (individually)

/s/ Dr. James R. Higgins
Dr. James R. Higgins (individually)

Sixth Amendment to Credit Agreement